Exhibit 21.1
BMC Software, Inc.
Subsidiaries
As of March 31, 2007

Name	Jurisdication
BMC Receivable Corporation II B.V.	Netherlands
BMC Receivables Corporation No. 2	Delaware
BMC Receivables Corporation No. 3	Delaware
BMC Receivables Corporation No. 4	Delaware
BMC Receivables Corporation No. 5	Delaware
BMC Software AS (Norway)	Norway
BMC Software (China) Limited	China
BMC Software (Eagle Eye) Ltd.	Israel
BMC Software (Hong Kong) Limited	Hong Kong
BMC Software (Thailand) Limited	Thailand
BMC Software (Philippines) Inc.	Philippines
BMC Software (New Zealand)	New Zealand
BMC Software A/S (Denmark)	Denmark
BMC Software AB (Sweden)	Sweden
BMC Software Asia Pacific Pte Ltd	Singapore
BMC Software Asia Sdn Bhd	Malaysia
BMC Software Australia Pty. Ltd.	Australia
BMC Software Belgium N.V.	Belgium
BMC Software Canada Inc.	Canada
BMC Software Cayman, LDC	Cayman Islands
BMC Software Capital LLC	Delaware
BMC Software de Argentina S.A.	Argentina
BMC Software de Mexico, S.A. de C.V.	Mexico
BMC Software Development France SAS	France
BMC Software Distribution B.V. (The Netherlands)	Netherlands
BMC Software Distribution de Mexico S.A. de C.V.	Mexico
BMC Software Distribution, Inc.	Delaware
BMC Software do Brasil Ltda.	Brazil
BMC Software Education, Inc.	Delaware
BMC Software Europe	Ireland
BMC Software European Holding	Dual status Ireland/Cayman Islands
BMC Software France SAS	France
BMC Software GmbH (Austria)	Austria
BMC Software GmbH (Germany)	Germany
BMC Software GmbH (Switzerland)	Switzerland
BMC Software Holding B.V.	Netherlands
BMC Software Holding II B.V.	Netherlands
BMC Software Holding France SAS	France
BMC Software Hungary Sales LLC	Hungary

Name	Jurisdication
BMC Software India Private Limited	India
BMC Software Investment B.V. (The Netherlands)	Netherlands
BMC Software Investment, L.L.C.	Delaware
BMC Software Israel LTD	Israel
BMC Software Israel Sales (2000) Limited	Israel
BMC Software K.K. (Japan)	Japan
BMC Software Korea, Ltd.	Korea
BMC Software Limited (United Kingdom)	United Kingdom
BMC Software Mauritius	Mauritius
BMC Software MEPE	Greece
BMC Software OY (Finland)	Finland
BMC Software S.A. (Spain)	Spain
BMC Software Sales (Poland) Sp.o.o.	Poland
BMC Software Services, Inc.	Delaware
BMC Software Texas, Inc.	Delaware
BMC Software Texas, L.P.	Texas
BMC Software Yazilim Hlzmetleri Limited Sirketi (Turkey)	Turkey
BMC Software, Srl (Italy)	Italy
Boole & Babbage Portugal Informatica Limitada	Portugal
Calendra Corporation	Delaware
Calendra SA	France
Calendra UK Limited	United Kingdom
Evity, Inc.	Delaware
Identify Software GmbH	Germany
Identify Software GmbH	Switzerland
Identify Software LTD	Israel
Identify Software UK Limited	UK
Identify Software, Inc.	Delaware
IT Masters International S.A. (Luxembourg)	Luxembourg
IT Masters Technologies SA (Luxembourg)	Luxembourg
IT Masters, Inc.	Delaware
KMXperts, Inc.	Utah
Marimba, Inc.	Delaware
New Dimension Software, Inc.	Delaware
Software Capital Finance LLC	Delaware
Software Capital Holding LLC	Delaware
Software Capital LP	Delaware
Software Credit LP	Delaware
Simulus Limited	United Kingdom
The European Software Company	Ireland